Exhibit 10.39
                           IBIZ TECHNOLOGY CORPORATION
                           1919 W. Lone Cactus
                                    Phoenix, AZ 85027



                                                                  April 17, 2001


To each of the Investors listed on Schedule I hereto:

                  Reference is made to each of those certain Subscription Agreements, dated as of September (the "Subscription Agreements") between each Subscriber and Ibiz Technology Corporation a Florida corporation (the "Company"). All terms defined in each of the Subscription Agreements shall have the same meaning when used in this waiver unless otherwise defined herein.

                  Pursuant to Section 10.1(iv) of each of the Subscription Agreements, the Company agreed to file a registration statement on Form SB-2 under the Securities Act of 1933, as amended (the "Registration Statement"), to register shares of Common Stock underlying the Registrable Securities, of which certain shares "shall be reserved for issuance upon conversion of the Notes and exercise of the Warrants issuable in connection with the Notes and the remaining registered Shares shall be reserved for issuance upon conversion of the Put Notes and exercise of the Warrants issuable in connection with the Put Notes." Each Subscriber hereby waives the Company's obligation to comply with Section 10.1(iv) of each of the Subscription Agreements insofar as it relates to the filing of the Registration Statement to register the Registrable Securities, other than such Registrable Securities (the "Initial Securities") consisting of Common Stock issuable upon conversion of Notes and Warrants issued in October 2000 (the Closing Date) and Put Notes and a Warrant issued in December 2000 (the first Put Closing Date). In addition, each Subscriber and the Company agrees the number of shares of Common Stock required to be registered relates solely to the Initial Securities. Failure to file a registration statement with respect to, or to register, Registrable Securities other than the Initial Securities shall not constitute a Non-Registration Event under the Subscription Agreement or under any Warrants, or an Event of Default under the Notes or Put Notes. The Company shall continue to be required to reserve for issuance the amount of Common Stock described in the Subscription Agreement as such reservation relates only to the Initial Securities; provided that the Company shall not be required to reserve a number of shares greater than the number of shares authorized for issuance, but unissued. The Company and Subscribers agree that neither the Company nor the Subscribers may exercise any Put rights under the Subscription Agreement.

                  Pursuant to Section 9.3 of the Subscription Agreements, the Company and the Subscribers agreed that the Subscribers were limited to a maximum beneficial ownership of the Company of 9.9%. The Company and the Subscribers hereby agree that the Subscribers, together with any other entity affiliated with or under common control with the Subscriber, shall limit their maximum beneficial ownership to 4.99% of the Company's securities.
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                  Pursuant to Sections 11.4 (b)(c) and (d) of the Subscription
Agreements, the Company agreed to issue Put Warrants in the event certain amounts of Puts had not been made by the Company by specified dates. The Company and the Subscribers agree that such rights are terminated hereby.







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                                 SIGNATURE PAGE

                  The Subscribers do not waive any damages (liquidated or otherwise) or any other rights available to them. Except as set forth in this waiver, each of the Subscription Agreements remains in full force and effect. Please acknowledge your agreement with the foregoing by signing in the space provided below.

                                              Very truly yours,

                                              Ibiz Technology Corporation


                                     By: /s/ Terry Ratliff
                                   Name:     Terry Ratliff
                                  Title:     Chief Financial Officer

                                             Agreed and Accepted


THE KESHET FUND L.P.                                 KESHET L.P.


By:      /s/ John Clark                     By:      /s/ John Clark
Name:        John Clark                   Name:          John Clark
Title:  Authorized Signatory             Title:  Authorized Signatory


CELESTE TRUST REG.                          ESQUIRE TRADE & FINANCE, INC.


By:     /s/ Thomas Hackl                   By:      /s/ Gisella Kindel
Name:       Thomas Hackl                 Name:          Gisella Kindel
Title:  Authorized Signatory            Title:  Authorized Signatory